EXHIBIT 23.1


                               CONSENT OF COUNSEL




         We consent to the use of our opinion, to the incorporation by reference of such opinion as an exhibit to the Form SB-2 and to the reference to our firm under the headings "Community Bank's Conversion - Effects of the Conversion -- Tax Effects of the Conversion", and "Legal and Tax Opinions" in the Prospectus and proxy statement included in this Form SB-2. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.





                                      SILVER, FREEDMAN & TAFF, L.L.P.



Washington, D.C.
March 22, 2000

                                                                    EXHIBIT 23.2

                [LETTERHEAD OF PADGETT, STRATEMANN & CO., L.L.P.]


                         INDEPENDENT AUDITORS' CONSENT




Community Bank of Central Texas, ssb
Smithville, Texas


We consent to the use in this Registration Statement on Form SB-2 for CBCT Bancshares, Inc., of our report of Community Bank of Central Texas, ssb, dated January 13, 2000, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading of "Experts" in such Prospectus.


/s/ Padgett, Stratemann & Co.

San Antonio, Texas
March 14, 2000

                                                                    EXHIBIT 23.3

                    [SEIDEL SCHROEDER & COMPANY LETTERHEAD]


                         INDEPENDENT AUDITORS' CONSENT




Community Bank of Central Texas, ssb
Smithville, Texas


We consent to the use in this Registration Statement on Form SB-2 for CBCT Bancshares, Inc., of our report of Community Bank of Central Texas, ssb, dated February 19, 1999, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading of "Experts" in such Prospectus.



                                             /s/ Seidel, Schroeder & Company


Brenham, Texas
March 15, 2000

                                                                    EXHIBIT 23.4


                       [LETTERHEAD OF FERGUSON & COMPANY]



                                 March 21, 2000




Board of Directors
Community Bank of Central Texas, ssb
312 Main Street
Smithville, Texas 78957

Directors:

         We hereby consent to the use of our firm's name in the Application for Conversion of Community Bank of Central Texas, Smithville, Texas, and any amendments thereto, in the Form SB-2 Registration Statement of CBCT Bancshares, Inc. and any amendments thereto, and in the Application for a Financial Services Holding Company that is filed with the Federal Reserve. We also hereby consent to the inclusion of, summary of, and references to our Appraisal Report and our opinion concerning subscription rights in such filings including the Prospectus of CBCT Bancshares, Inc.

                                              Sincerely,

                                              /s/ Charles M. Hebert

                                              Charles M. Hebert
                                              Principal